Exhibit 99.7

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about the offer, the contents of the Prospectus/Offer to Exchange (as defined below), the contents of this final Form of Acceptance, or what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, attorney, accountant, fund manager or other appropriately authorized independent financial adviser.

This final Form of Acceptance should be read in conjunction with the accompanying prospectus/offer to exchange relating to the offer and forming a part of the Form S-4 filed by Kraft Foods with the Securities and Exchange Commission on January 19, 2010 (the “Prospectus/Offer to Exchange”). The Form S-4, including the Prospectus/Offer to Exchange is available on Kraft Foods’ website at www.transactioninfo.com/kraftfoods.

Unless the context requires otherwise, words and expressions defined in the Prospectus/Offer to Exchange have the same meanings in this final Form of Acceptance. Please read carefully the terms and conditions of the offer as set out in the Prospectus/Offer to Exchange, which are incorporated in, and form part of, this final Form of Acceptance.

If you have sold or otherwise transferred all of your Cadbury ordinary shares, you should send the Prospectus/Offer to Exchange (but not this personalized final Form of Acceptance) as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or the transferee. If you have sold or otherwise transferred only part of your holding of Cadbury ordinary shares, you should retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

This final Form of Acceptance is personalized. If you have recently purchased Cadbury ordinary shares and you receive this final Form of Acceptance from the transferor of such shares, you should note that it cannot be used for the purpose of accepting the offer or making an election under the mix and match facility in respect of the Cadbury ordinary shares you have purchased. Please contact Georgeson Inc., the information agent, from within the U.S. at (800) 868-1391 or from outside the U.S. at (212) 806-6859 to obtain a replacement final Form of Acceptance.

This final Form of Acceptance should not be used to accept the offer from within a Restricted Jurisdiction. Accordingly, any final Forms of Acceptance received in an envelope postmarked in a Restricted Jurisdiction, or which otherwise appear to Kraft Foods or its agents to have been sent from, a Restricted Jurisdiction may render a purported acceptance of the offer invalid. If you are a Cadbury shareholder, who is not a U.S. holder or Canadian resident, or if you are a Cadbury ADS holder, you should not use this final Form of Acceptance and you should contact the information agent at (800) 868-1391 (from within the US) or + 1 (212) 806-6859 (from outside the US).

Final Form of Acceptance, Authority and Election

in respect of the

Recommended Final* Offer

by

Kraft Foods Inc.

for

Cadbury plc

*       The offer is final and will not be increased, except that Kraft Foods reserves the right to increase the offer if there is an announcement on or after the date hereof of an offer or a possible offer for Cadbury by a third party offeror or potential offeror.

•       Before completing this final Form of Acceptance, please read carefully the section of the Prospectus/Offer to Exchange entitled “The Offer—Procedures for Accepting the Offer” and Part B and Part C of Appendix A to the Prospectus/Offer to Exchange, the terms of which are incorporated into, and form a part of, this final Form of Acceptance.

•       If you wish to accept the offer in respect of the Cadbury ordinary shares you hold in certificated form, you must complete and sign this final Form of Acceptance in accordance with the instructions below and return it, together with your share certificate(s) and/or other documents of title, by post or by hand (during normal business hours) to Computershare Investor Services PLC, by mail, at Attn: Corp Actions, P.O. Box 43011, Providence, RI 02940-3011 or, by overnight delivery, at Attn: Corp Actions, Suite V, 250 Royall Street, Canton, MA 02021, as soon as possible and, in any event, so as to be received no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010. A reply paid envelope for use in the United States only is enclosed for your convenience. No acknowledgement of receipt of documents will be given and documents will be sent at your own risk.

•       If you have already accepted the original offer by returning the white original Form of Acceptance (and have not withdrawn that acceptance), you will automatically be deemed to have accepted the terms of the offer made pursuant to the Prospectus/Offer to Exchange by virtue of your prior acceptance and need take no further action.

•       If you hold all of your Cadbury ordinary shares in uncertificated form (that is, in CREST) you should not complete this final Form of Acceptance. You may only accept the offer in respect of Cadbury ordinary shares in uncertificated form by Electronic Acceptance as set out in Part D of Appendix A to the Prospectus/Offer to Exchange.

•       If you hold Cadbury ordinary shares in both certificated and uncertificated form, you should complete a final Form of Acceptance in respect of your holding in certificated form and make an Electronic Acceptance in respect of your holding in uncertificated form. Similarly, you should make a separate Electronic Acceptance for Cadbury ordinary shares held in uncertificated form but under different member account IDs, and complete a separate final Form of Acceptance for Cadbury ordinary shares held in certificated form but under different designations.

•       If your Cadbury ordinary shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, you should nevertheless complete, sign and return this final Form of Acceptance as stated above, together with any share certificate(s) and/or other document(s) of title which you may have available, so as to be received by Computershare Investor Services PLC no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010, and any share certificate(s) and/or other document(s) of title obtained subsequently or a letter of indemnity in a form provided by Cadbury’s registrars should be lodged with Computershare Investor Services PLC as soon as they become available thereafter. Please refer to Note 7 of this final Form of Acceptance.

Helpline

If you are in any doubt as to how to complete this final Form of Acceptance, or if you need additional copies, please call Georgeson Inc. between 9:00 a.m. and 11:00 p.m. (New York City time) Monday to Friday (except public holidays) or between 10:00 a.m. and 4:00 p.m. on Saturdays at (800) 868-1391 from within the U.S. or (212) 806-6859 from outside the U.S.

HOW TO COMPLETE THIS FORM

The terms and conditions of the offer as set out in the Prospectus/Offer to Exchange are incorporated into, and form part of, this final Form of Acceptance.

1 TO ACCEPT THE OFFER

To accept the offer, insert in Box 1 the total number of certificated Cadbury ordinary shares in respect of which you wish to accept the offer or “ALL” if you wish to accept the offer in respect of your entire holding of certificated Cadbury ordinary shares. You must then sign Box 4A or Box 4B (as applicable), which will constitute your acceptance of the offer.

If no number, or a number greater than your total holding of certificated Cadbury ordinary shares is inserted in Box 1 and you have signed Box 4A or 4B (as applicable), you will be deemed to have accepted the offer in respect of your entire holding of certificated Cadbury ordinary shares. Please also insert your daytime telephone number for use in the event of a query. If appropriate, you should also complete Box 2, Box 3, Box 5 and/or Box 6.

2 TO MAKE AN ELECTION UNDER THE MIX AND MATCH FACILITY

You may elect to vary the proportions in which you receive Kraft Foods common stock and cash consideration on the basis set out in paragraph 6(e) of Part B of Appendix A to the Prospectus/Offer to Exchange.

To elect for more shares of Kraft Foods common stock in respect of certificated Cadbury ordinary shares held by you, you should insert in Box 2A either “ALL” or the number of certificated Cadbury ordinary shares (must be a whole number) in respect of which you would like to receive all Kraft Foods common stock rather than the basic terms of the offer.

To elect for more cash in respect of certificated Cadbury ordinary shares held by you, you should insert in Box 2B either “ALL” or the number of certificated Cadbury ordinary shares (must be a whole number) in respect of which you would like to receive all cash rather than the basic terms of the offer.

You should only enter a number in EITHER Box 2A or Box 2B but NOT both. If you elect for both additional cash and additional Kraft Foods common stock, both purported elections shall be deemed to be invalid.

If valid elections cannot be satisfied in full by off-setting elections made by other Cadbury shareholders, they will be scaled down on a pro rata basis and the balance of the consideration will be satisfied in accordance with the basic terms of the offer as set out in paragraph 6(d) of Part B of Appendix A to the Prospectus/Offer to Exchange.

If for any reason your election for more cash or more Kraft Foods common stock under the mix and match facility is invalid, you will receive your entitlement under the basic terms of the offer as if you had not made any election under the mix and match facility.

3 TO MAKE A U.S. DOLLAR ELECTION

If, but only if, you want to receive all of your cash consideration in U.S. dollars instead of pounds sterling, you must put “YES” in Box 3. You may not elect to receive payment of the cash consideration in a mixture of U.S. dollars and pounds sterling. If you put “YES” in Box 3 you will receive all of your cash consideration (including any additional cash to which you may become entitled under the mix and match facility) in U.S. dollars. Details of the basis of payment in U.S. dollars is set out in paragraph 9 of Part B of Appendix A to the Prospectus/Offer to Exchange. Please note that any fluctuation in the U.S. dollar/pound sterling exchange rate will be at your risk.

4 SIGNATURE(S)

If you are an individual, you must sign Box 4A in the presence of a witness who must also sign Box 4A where indicated. In case of a joint holding, you must arrange for all other joint holders to do likewise. The witness must be over 18 years of age and must not be one of the joint holders. The same witness may witness the signatures of all of the joint holders.

If this final Form of Acceptance is signed under a power of attorney, the executed power of attorney (or a certified copy) must be lodged together with this Form. Please refer to Note 5 of this final Form of Acceptance.

If you are a company, you must execute Box 4B. A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations, or if applicable in accordance with section 44(2) of the 2006 Act. A body corporate incorporated outside Great Britain should execute this final Form of Acceptance in accordance with the laws of the territory in which the body corporate is incorporated or otherwise in accordance with the provisions of the Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009 of the United Kingdom.

If you sign Box 4A or 4B without putting “NO” in Box 5, you are deemed to have represented and warranted in the terms of paragraph (b) of Part C of Appendix A to the Prospectus/Offer to Exchange.

Please remember to enclose your share certificate(s) and/or other document(s) of title (if available) when returning this final Form of Acceptance.

5 RESTRICTED JURISDICTIONS

If you are unable to give the representations and warranties set out in paragraph (b) of Part C of Appendix A to the Prospectus/Offer to Exchange, you must put “NO” in Box 5. If you put NO in Box 5, then unless Kraft Foods exercises the right to treat your acceptance as valid, you will be deemed not to have validly accepted the offer. If you do not put NO in Box 5, you will be deemed to have given such representations and warranties.

6 CHANGE OF ADDRESS / ALTERNATIVE ADDRESS

If you wish to notify Computershare Investor Services PLC of a change of address, complete Box 6A in BLOCK CAPITALS with your new address, or if you wish the consideration to be sent to someone other than the sole or first named registered holder at the address set out at the top of page 3, complete Box 6B in BLOCK CAPITALS with the name and address of the person or agent (e.g., your bank or stock broker) to whom you wish the consideration to be sent (the address must not be in a Restricted Jurisdiction).

Box 6B must be completed by shareholders with registered addresses in a Restricted Jurisdiction, by inserting an address which is not in a Restricted Jurisdiction. It is the responsibility of any overseas shareholder to satisfy himself as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection with the offer.

E797

PLEASE COMPLETE IN BLOCK CAPITALS AS EXPLAINED ON PAGES 2 AND 4

	1 TO ACCEPT THE OFFER	Box 1
Insert in Box 1 the total number of certificated Cadbury ordinary shares in respect of which you wish to accept the offer, or “ALL” if you wish to accept in respect of your entire holding of certificated Cadbury ordinary shares.

+			+

Registered Shareholder Details

This is the number of certificated Cadbury ordinary shares held by you as of January 19, 2010

Please insert your day time telephone number, for use in the event of a query.

2	TO ELECT FOR MORE SHARES OF KRAFT FOODS COMMON STOCK UNDER THE MIX AND MATCH FACILITY	Box 2A
Insert in Box 2A the number of certificated Cadbury ordinary shares (whole numbers only) for which you wish to elect to receive shares of Kraft Foods common stock instead of cash or “ALL” if you wish to elect to receive shares of Kraft Foods common stock in respect of your entire holding of certificated Cadbury ordinary shares.

	TO ELECT FOR MORE CASH UNDER THE MIX AND MATCH FACILITY	Box 2B
Insert in Box 2B the number of certificated Cadbury ordinary shares (whole numbers only) for which you wish to elect to receive cash instead of shares of Kraft Foods common stock or “ALL” if you wish to elect to receive cash in respect of your entire holding of Cadbury ordinary shares.
Note: Please fill in either Box 2A or Box 2B but not both.

3	TO MAKE A US DOLLAR ELECTION	Box 3
Please put “YES” in Box 3 to receive all of your cash consideration in U.S. dollars instead of pounds sterling in accordance with paragraph 9 of Part B of Appendix A to the Prospectus/Offer to Exchange. This will include any additional cash consideration to which you may be entitled under the mix and match facility.

	You may only make a U.S. dollar election in respect of all (but not some) of the certificated Cadbury ordinary shares to which this acceptance relates.	Only put “YES” in the above box if you wish to receive all your cash consideration in U.S. dollars

4	SIGNATURE(S) By individual(s), signed and delivered as a deed by:	Box 4A

Holder One Signature	Date	Signature of Witness	Name of Witness

Holder Two Signature	Date	Signature of Witness	Name of Witness

Holder Three Signature	Date	Signature of Witness	Name of Witness

Holder Four Signature	Date	Signature of Witness	Name of Witness

Note: All Cadbury shareholders who are individuals should sign and date this final Form of Acceptance in the presence of a witness who should also sign above in accordance with the instructions set out on Page 2 opposite. The witness must be over 18 years of age and must not be one of the joint holders.

¾ PLEASE REMEMBER TO ENCLOSE YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE (IF AVAILABLE)

By a company, executed and delivered as a deed by:	Box 4B

Name of Company

Name of Director	Signature	Date
Affix company seal here
Name of Director/Secretary	Signature	Date

Name of Witness	Signature	Date

¾ PLEASE REMEMBER TO ENCLOSE YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE (IF AVAILABLE)

5	RESTRICTED JURISDICTIONS	Box 5
Only complete this Box 5 by inserting “NO” if you are UNABLE to give the representations and warranties set out in paragraph (b) of Part C of Appendix A to the Prospectus/Offer to Exchange.

6	CHANGE OF ADDRESS / ALTERNATIVE ADDRESS
If you are advising of a change of address, please complete your details in Box 6A below.
If you would like the consideration to be sent to an alternative address to that shown at the top of this page, please complete details under Box 6B below.

	Box 6A - CHANGE OF ADDRESS	Box 6B - ALTERNATIVE ADDRESS
	New/correct address (to be written in BLOCK CAPITALS)	Address to which consideration should be sent, if not as set out at the top of this page (to be written in BLOCK CAPITALS)

	Name	Name

	Address	Address

+				+

	Postcode		Postcode

FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FINAL FORM OF ACCEPTANCE

The consideration to which you may become entitled under the offer cannot be sent to you unless all relevant documents (including your share certificate(s) and/or other document(s) of title (if available)) are properly completed, executed and returned to Computershare Investor Services PLC, by mail, at Attn: Corp Actions, P.O. Box 43011, Providence, RI 02940-3011 or, by overnight delivery, at Attn: Corp Actions, Suite V, 250 Royall Street, Canton, MA 02021, as soon as possible and in any event so as to be received no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010.

In order to avoid delay and inconvenience to yourself, the following may be of assistance to you:

1.	If a registered Cadbury shareholder is away from home (e.g. abroad or on holiday)

Send this final Form of Acceptance and the Prospectus/Offer to Exchange by the quickest means (e.g. by air mail) to the Cadbury shareholder for execution (but not into a Restricted Jurisdiction), or if he or she has executed a power of attorney, have this final Form of Acceptance signed by the attorney, in accordance with Note 5 below.

2.	If the sole registered Cadbury shareholder is deceased

If probate or letters of administration has/have been registered with Cadbury or Cadbury’s registrars this final Form of Acceptance must be signed by the personal representative(s) of the deceased and returned to Ordinary Share Exchange Agent. If probate or letters of administration has/have not been registered with Cadbury or Cadbury’s registrars, the personal representative(s) (or prospective personal representative(s)) should sign this final Form of Acceptance and forward it to Ordinary Share Exchange Agent together with the original death certificate (or a notarised copy), the relevant original probate or letters of administration (or a notarized copy) and evidence of the authority to sign of the personal representative(s). The death certificate and relevant probate or letters of administration (as applicable) will be noted and returned.

3.	If one of the registered Cadbury shareholders in a joint account is deceased

The surviving registered Cadbury shareholder(s) should complete this final Form of Acceptance and return it to Ordinary Share Exchange Agent accompanied by the original death certificate (or a notarized copy), or the relevant original probate or letters of administration (or a notarized copy) of the deceased Cadbury shareholder. The death certificate or the relevant probate letters of administration (as applicable) will be noted and returned.

4.	If you have sold or wish to sell part of your holding of Cadbury ordinary shares

If you have sold or otherwise transferred all of your Cadbury ordinary shares, you should send the Prospectus/Offer to Exchange (but not this personalised final Form of Acceptance) as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or the transferee (but not into a Restricted Jurisdiction). If you wish to sell part of your holding of Cadbury and also wish to accept the offer in respect of the balance but are unable to obtain the balance certificate by 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Cadbury, in respect of the balance of your holding of Cadbury ordinary shares.

5.	If this final Form of Acceptance is signed under a power of attorney

The completed final Form of Acceptance should be returned to Ordinary Share Exchange Agent accompanied by the original power of attorney (or a copy certified in accordance with the U.K. Powers of Attorney Act 1971). The power of attorney will be noted and returned.

6.	If your Cadbury ordinary shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent

If the share certificate(s) and/or other document(s) of title is/are readily obtainable, deliver this completed final Form of Acceptance to your stockbroker, bank or other agent for lodging with Ordinary Share Exchange Agent no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010 accompanied by the share certificate(s), or other document(s) of title.

If the share certificate(s) and/or other document(s) of title is/are not readily obtainable, send the completed final Form Acceptance to Ordinary Share Exchange Agent with a note stating, for example, “share certificate(s) to follow” and arrange for the share certificate(s) and/or other document(s) of title to be forwarded to Ordinary Share Exchange Agent as soon as possible thereafter.

It is helpful for your stockbroker, bank or other agent to be informed of the full terms of the offer (unless he is in a Restricted Jurisdiction).

7.	If your share certificate(s) and/or other document(s) of title have been lost

Complete and lodge this final Form of Acceptance no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010, together with any share certificate(s), or other document(s) of title you may have available, with the Computershare Investor Services PLC accompanied by a letter stating that you have lost one or more of your share certificate(s) or other document(s) of title. In the case of share certificate(s), you should write as soon as possible to Cadbury’s registrars to obtain a letter of indemnity which, when completed in accordance with the instructions given, should be returned to Ordinary Share Exchange Agent.

8.	If your full name or other particulars differ from those appearing on your share certificate(s), certificate of beneficial ownership and/or other document(s) of title,

(a) For example: name on the certificate:	Rob Crothers
correct name:	Rob Carruthers

complete this form with the correct name and return to Ordinary Share Exchange Agent, accompanied by a letter from your stockbroker, bank or solicitor confirming that the person described on the certificate(s) and the person who signed this final Form of Acceptance is one and the same.

(b)	Incorrect address on the certificate(s): complete Box 6A with the correct address.

(c)	Change of name: If you have changed your name, lodge with Ordinary Share Exchange Agent your marriage certificate or the deed poll with this final Form of Acceptance for noting.

9.	If you wish to withdraw your acceptance or amend your election made under the mix and match facility

You may withdraw your acceptance after having completed and returned a final Form of Acceptance by written notice given by post or by hand only (during normal business hours) to Computershare Investor Services PLC, by mail, at Attn: Corp Actions, P.O. Box 43011, Providence, RI 02940-3011 or, by overnight delivery, at Attn: Corp Actions, Suite V, 250 Royall Street, Canton, MA 02021 at any time during the initial offer period, and in certain other circumstances described in paragraph 4 of Part B of Appendix A of the Prospectus/Offer to Exchange.

An election under the mix and match facility and/or an election to receive cash consideration in U.S. dollars may not be changed after the time that it is first made, except acceptances including such elections may be withdrawn in accordance with the procedures set out in paragraph 4 of Part B of Appendix A to the Prospectus/Offer to Exchange.

10.	Validity of acceptance of the offer

Subject to the provisions of the U.K. Takeover Code and the U.S. tender offer rules, Kraft Foods reserves the right to treat as valid in whole or in part any acceptance of the offer which is not entirely in order or in correct form or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title.

11.	28% U.S. backup withholding

In order to avoid backup withholding of U.S. Federal income tax, a holder of Cadbury ordinary shares must provide the Ordinary Share Exchange Agent with his or her correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 on this Form of Acceptance and certify, under penalties of perjury, that such number is correct and that he or she is not subject to backup withholding. A holder’s TIN is either its Social Security Number or its Employer Identification Number. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service (“IRS”) and cash payments made with respect to the Offer may be subject to backup withholding at a rate of 28%.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be applied for from the IRS.

The TIN that is to be provided on Substitute Form W-9 is that of the registered holder(s) of the Cadbury ordinary shares or of the last transferee appearing on the transfer attached to, or endorsed on, the Cadbury ordinary shares. The TIN for an individual is his or her Social Security Number. Each tendering holder of Cadbury ordinary shares generally is required to notify the Ordinary Share Exchange Agent of his or her correct TIN by completing Substitute Form W-9 contained herein, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), and that (1) such holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (2) the IRS has notified such holder that such holder is no longer subject to backup withholding (see Part 2 of Substitute Form W-9). Notwithstanding that the “TIN Applied For” box is checked (and the Certification is completed), the Ordinary Share Exchange Agent will withhold 28% on any cash payment of the purchase price for the tendered Cadbury ordinary shares made prior to the time it is provided with a properly certified TIN.

Exempt persons (including, among others, corporations) are not subject to backup withholding and should so certify on Substitute Form W-9 by checking the appropriate box. A foreign individual or foreign entity may qualify as an exempt person by submitting a statement (on the applicable Form W-8), signed under penalties of perjury, certifying such person’s foreign status. Forms W-8 can be obtained from the Information Agent. A holder of Cadbury ordinary shares should consult his or her tax advisor as to his or her qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

For additional guidance, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOU ARE URGED TO CONTACT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER. Final Forms of Acceptance should be returned as soon as possible and in any event so as to be received by Computershare Investor Services PLC, by mail, at Attn: Corp Actions, P.O. Box 43011, Providence, RI 02940-3011 or, by overnight delivery, at Attn: Corp Actions, Suite V, 250 Royall Street, Canton, MA 02021, no later than 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010.

PAYER’S NAME: COMPUTERSHARE INVESTOR SERVICES PLC, AS ORDINARY SHARE EXCHANGE AGENT

SUBSTITUTE FORM W-9	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number or Employer Identification Number _________________________
Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

Part 2 — Certifications. Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

	Certification instructions. You must cross out Item (2) above if you have been notified by the IRS that you are temporarily subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).	Part 3 Awaiting TIN ☐ Part 4 Exempt ☐

Name

Address

(Including Zip Code)

Signature:	Date: , 20

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part 3 (and have completed this Certificate of Awaiting TIN), all reportable payments made to me prior to the time I provide the Ordinary Share Exchange Agent with a properly certified taxpayer identification number will be subject to a 28% backup withholding tax.

Signature:	Date: , 20